UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 7, 2008
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA (Address of principal executive offices)	30346 (Zip Code)
001-33908
001-33909
(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.
Addendum to existing license agreement
On July 7th, 2008, an addendum to Index License Agreement with Reuters (“Third Addendum to License Agreement”) between Reuters America LLC (“Reuters”), a Thomson Reuters company, as licensor, and Greenhaven Commodity Services, LLC, (the “Managing Owner”) on behalf of the Greenhaven Continuous Commodity Index Fund (the “Fund”) and Greenhaven Continuous Commodity Index Master Fund (the “Master Fund”) was entered into.
Pursuant to the terms of the Third Addendum to the License Agreement, the exclusive License Agreement (as defined below) for the right to track the Continuous Commodity Index for the purposes of a US listed exchange traded fund is extended beyond its original expiration date of October 12th, 2008 until Sept 30th, 2009 subject to Reuters right to terminate the exclusivity at any time in the event of any of the following:
a.	The US, or foreign currency equivalent, invested in the Products based upon the average daily official closing amount of invested assets as specified in Section 3(b)(iii) is less than $40 million on December 31, 2008,

b.	The US, or foreign currency equivalent, invested in the Products based upon the average daily official closing amount of invested assets as specified in Section 3(b)(iii) is less than $45 million on March 31, 2009, or

c.	The US, or foreign currency equivalent, invested in the Products based upon the average daily official closing amount of invested assets as specified in Section 3(b)(iii)is less than $50 million on June 30, 2009.
The US, or foreign currency equivalent, invested in the Products based upon the average daily official closing amount of invested assets as specified in Section 3(b)(iii) was less than $40 million on December 31, 2008.
Furthermore the original schedule of payments in the Second License Addendum was modified to the following: Payment for the first quarter shall be paid as follows: $12,500 due by July 31, 2008 and $12,500 due by August 31, 2008. For each month starting with April 2008 and continuing until the end of the exclusive period, the Managing Owner shall pay a fee equal to 0.100% (10 basis points) per annum US, or foreign currency equivalent, invested in the Products based upon the average daily official closing amount of invested assets. These payments are over and above the nonexclusive fees due under the License Agreement that was originally signed on July 19th, 2006 and was renewed for a 1 year term until October 12, 2009 (the “License Agreement”).
The foregoing description of the Third Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Addendum filed as Exhibit 10.9 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits.
     Exhibit 10.9 Third Addendum to License Agreement dated July 7, 2008 by and between Greenhaven Commodity Services, LLC and Reuters America LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: March 6, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

10.9	Third Addendum to License Agreement